THIRD AMENDMENT TO LEASE

THIS THIRD LEASE AMENDMENT (the "Amendment"), dated June 22, 2012, is executed by and between **CENTURY BUILDING INVESTMENT GROUP, LLC, a California limited liability company** ("Landlord"), and **EXACTTARGET, INC., a Delaware corporation** ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease dated June 30, 2010, which was amended by that First Amendment to Lease dated January 10, 2011 and that Second Amendment to Lease dated February 22, 2011, (as amended, the "Lease"), whereby Tenant leases from Landlord approximately 48,167 rentable square feet of space known as Suite 600, 700 and 800 (the "Leased Premises") in the Century Building (the "Building"), commonly known as 36 South Pennsylvania Street, Indianapolis, Indiana 46204; and

WHEREAS, Landlord and Tenant desire to expand the Premises and amend the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, and for other good and valuable consideration, Landlord and Tenant hereby enter into this Amendment.

AMENDMENTS:

1. Third Floor Basic Terms: Subject to the terms set forth in Articles 38, 39 and 41 of the Lease, Tenant shall take possession of the Third floor ("Third Floor Space") as of August 1, 2012 and the Premises shall be expanded by 22,064 rentable square feet. The Delivery Date of the Third floor shall be August 1, 2012. The Commencement Date of the Third floor shall be November 1, 2012. Tenant's Percentage Share attributed to the Third floor shall be 14.49%.

2. Basic Rent Schedule: Base rent for the Third Floor Space shall be as per the following schedule:

a)	November 1, 2012 through March 23, 2013:	$0.00 per month;
b)	March 24, 2013 through March 31, 2013:	$28,131.60 per month;
c)	April 1, 2013 through March 31, 2014:	$28,683.20 per month;
d)	April 1, 2014 through November 30, 2014:	$29,234.80 per month;
e)	December 1, 2014 through Dec. 31, 2014:	$6,090.57 per month;
f)	January 1, 2015 through March 31, 2015:	$29,234.80 per month;

g)	April 1, 2015 through November 30, 2015:	$29,786.40 per month;
h)	December 1, 2015 through Dec. 31, 2015:	$6,205.49 per month;
i)	January 1, 2016 through March 31, 2016:	$29,786.40 per month;
j)	April 1, 2016 through November 30, 2016:	$30,338.00 per month;
k)	December 1, 2016 through Dec. 31, 2016:	$6,320.41 per month;
l)	January 1, 2017 through March 31, 2017:	$30,338.00 per month;
m)	April 1, 2017 through March 31, 2018:	$30,889.60 per month;
n)	April 1, 2018 through March 31, 2019:	$31,441.20 per month;
o)	April 1, 2019 through March 31, 2020:	$31,992.80 per month;
p)	April 1, 2020 through March 31, 2021:	$32,544.40 per month.

3. Tenant Improvement Allowance: In accordance with Articles 37, 38, and 42 of the Lease, Landlord shall provide Tenant with a Tenant Improvement Allowance for the Third Floor Space equal to $7.92 per square foot or $174,673.41 and a Space Planning and Design Allowance for the Third Floor Space equal to $1.25 per square foot or $27,580.

4. Landlord's Work: Landlord shall, at its sole expense, perform the following work only:

a) None.

Except for the foregoing work, Landlord shall not be required to perform any work in or renovation of the Third Floor Space. Tenant shall take possession of the same in its "As-Is" condition.

5. Representations and Warranties. Each party represents and warrants to the other party that (i) it is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by such party; and (iii) the individual executing and delivering this Amendment on behalf of such party has been authorized to do so, and such execution and delivery shall bind such party.

6. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

7. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

CENTURY BUILDING INVESTMENT GROUP, LLC
a California limited liability company
By: Blue Real Estate, a California corporation, Managing Member

By: ______________________
James N. Ries, Manager

Date: 7-2-12

TENANT:

EXACTTARGET, INC,
A Delaware corporation

By: ______________________

Its: Sr. Vice President

Date: 6/29/12